SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 27, 1996



                        VERMONT FINANCIAL SERVICES CORP.
             (Exact name of registrant as specified in its charter)


     Delaware                     0-11012                  03-0284445
(State or other                (Commission               (IRS Employer
jurisdiction of                File Number)            Identification No.)
incorporation)


                                 100 Main Street
                           Brattleboro, Vermont 05301
         (Addresses, including zip codes, of principal executive office)


                                 (802) 257-7151
              (Registrant's telephone number, including area code)







                       The index for exhibits is on page 4


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Item 5       Other  Events

         On February 27, 1996, Vermont National Bank ("Buyer"), a national banking association and wholly-owned subsidiary of Vermont Financial Services Corp., entered into a Stock Purchase Agreement (the "Agreement") with Arrow Financial Corporation ("AFC"), a New York business corporation, Arrow Vermont Corporation ("AVC"), a Vermont business corporation and wholly-owned subsidiary of AFC, and Green Mountain Bank ("GMB" and, together with AFC and AVC, "Seller"), a Vermont-chartered banking corporation and wholly-owned subsidiary of AVC, pursuant to which Buyer will acquire substantially all of the trust business of GMB (the "Business"). The Agreement provides that Seller shall organize a trust subsidiary as a wholly owned direct or indirect subsidiary of AFC (the "Trust Subsidiary") and transfer to such subsidiary the Business. Upon satisfaction of certain conditions precedent, Buyer shall pay Seller the sum of $3,230,000 in exchange for all of the issued and outstanding shares of capital stock of the Trust Subsidiary. In addition to said sum, Buyer shall pay Seller an additional "Supplemental Payment" (as defined in the Agreement) of up to $570,000 if "Annual Revenue" (as defined in the Agreement) attributable generally to the Business as acquired by Buyer is at least $1,600,000 as determined in accordance with the Agreement as of the first month-end day following the ninetieth day after the date on which Buyer's acquisition of the Trust Subsidiary is completed (such post-closing month-end date being referred to as the "Measurement Date"). Buyer may also make certain "Adjustment Payments" (as defined in the Agreement) to Seller equal to a certain percentage of revenues received by Buyer during each of the first four consecutive three-month periods immediately following the Measurement Date attributable to certain trust business acquired by Buyer as a result of its acquisition of the Business but not otherwise included in the calculation of Annual Revenue as of the Measurement Date; provided, however, that under no circumstances will the sum of the Supplemental Payment plus all Adjustment Payments exceed $570,000.

         Consummation of Buyer's acquisition of the Business is subject to various conditions, including: (i) Buyer and Seller shall have entered into a trust operation service agreement pursuant to which Buyer will continue to provide AFC and its affiliates certain fiduciary services similar in type and quality to the fiduciary services currently being provided by GMB to AFC and its affiliates; (ii) Buyer and Seller shall have entered into a lease agreement pursuant to which Buyer will lease from Seller on a short-term basis certain office space currently occupied by the trust department of GMB; (iii) "Closing Annual Revenue" (as defined in the Agreement) shall be not less than $1,500,000;
(iv) Buyer and Seller shall have received all regulatory approvals from the appropriate Federal and state regulatory authorities; (v) the conveyance of the Business to the Trust Subsidiary shall have been completed in accordance with the terms of the Agreement; and (vi) certain other conditions customary in transaction of this nature shall have been satisfied.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

           (i)  Exhibits.

         The exhibits listed in the Exhibit Index are filed as part of this Current Report on Form 8- K and are incorporated herein by reference.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      VERMONT FINANCIAL SERVICES CORP.
                                      (Registrant)



Date:   March 13, 1996                By: /s/ John D. Hashagen, Jr.
                                           John D. Hashagen, Jr.
                                           President





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                                INDEX TO EXHIBITS

                                                                    Sequential
Exhibit                                                              Page No.

    2.           Stock Purchase Agreement, dated as of                   5
                 February 27, 1996, among Arrow Financial
                 Corporation, Arrow Vermont Corporation,
                 Green Mountain Bank and Vermont National
                 Bank.

   99.           Press release of Vermont Financial Services,           50
                 Corporation dated February 27, 1996.





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